FIRSTBANK CORPORATION

The Corporation will furnish to any stockholder upon request and without charge a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and the variations in the relative rights and preferences between the shares of each series of any preferred or special class, so far as the same may have been fixed and determined, and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, OR DESTROYED, THE CORPORATION MAY REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common
TEN ENT — as tenants by the entireties
JT TEN — as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT — ________ Custodian ________
(Cust) (Minor)
under Uniform Gifts to Minors
Act ________
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE)

____

____

____ *shares*

of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

____ *Attorney*

to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ________________

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:

By ____

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C RULE 17Ad-15.

21645

NUMBER

FB

Firstbank CORPORATION

COMMON STOCK

SHARES

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 337616 10

INCORPORATED UNDER THE LAWS OF THE STATE OF MICHIGAN

THIS CERTIFIES THAT

SPECIMEN

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

FIRSTBANK CORPORATION

CERTIFICATE OF STOCK

transferable on the books of the Corporation by the owner hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed.

The shares represented hereby are issued and shall be subject to all the provisions of the Articles of Incorporation and Bylaws of the Corporation, and amendments thereto, to all of which the holder of this Certificate assents by acceptance hereof.

This Certificate shall not be valid unless countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile signatures of the duly authorized officers and the facsimile corporate seal of the Corporation.

DATED:

PRESIDENT & CHIEF EXECUTIVE OFFICER

EXECUTIVE VICE PRESIDENT & CHIEF FINANCIAL OFFICER

FIRSTBANK CORPORATION ALMA MICH. CORPORATE SEAL

COUNTERSIGNED AND REGISTERED:
REGISTRAR AND TRANSFER COMPANY
(Cranford, NJ)
TRANSFER AGENT AND REGISTRAR

BY:

AUTHORIZED SIGNATURE